EXHIBIT 99.1

Fox & Hound Restaurant Group Announces Determination of Superior Proposal

WICHITA, Kan., Jan. 30, 2006 (PRIMEZONE) -- Fox & Hound Restaurant Group (Nasdaq:FOXX) announced that, in accordance with the terms and conditions of the Amended and Restated Agreement and Plan of Merger among the Company and affiliates of Levine Leichtman Capital Partners (the "LLCP Merger Agreement"), the Company's Board of Directors has determined that the previously announced offer of affiliates of Newcastle Partners, LP and Steel Partners II, LP to enter into a negotiated tender offer/merger for $16.30 per share in cash (the "Newcastle/Steel Offer") is a superior offer to the existing $16.00 per share offer of Levine Leichtman Capital Partners made pursuant to the LLCP Merger Agreement.

Newcastle Partners, Steel Partners and their affiliates making the Newcastle/Steel Offer signed and delivered into escrow until midnight (Eastern time) on February 2, 2006 a definitive merger agreement (the "Newcastle/Steel Merger Agreement") to acquire all of the outstanding shares of the Company's common stock not already owned by them.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby.

Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this report will prove to be accurate. Our actual results may differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ from the results discussed in the forward-looking statements include, but are not limited to, potential increases in food, alcohol, labor, and other operating costs, changes in competition, the inability to find suitable new locations, changes in consumer preferences or spending patterns, changes in demographic trends, the effectiveness of our operating and growth initiatives and promotional efforts, and changes in government regulation. Further information about the factors that might affect the Company's financial and other results are included in the Company's 10-K and 10-Q, filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

CONTACT:  Fox & Hound Restaurant Group
          Jim Zielke
          316-201-4006